Exhibit 10.2

AMERICAN FINANCIAL REALTY TRUST

2006 LONG-TERM INCENTIVE PLAN

EFFECTIVE AS OF JANUARY 1, 2006

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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AMERICAN FINANCIAL REALTY TRUST

2006 LONG-TERM INCENTIVE PLAN

ARTICLE I

INTRODUCTION

This Plan is intended to provide additional compensation for executive personnel who contribute materially to the continued growth, development and future business success of the Company. The Plan is a performance-based plan that utilizes earnings targets based on the growth of FFO over the Performance Period as the measurement criteria for determining incentive compensation for Participants in the Plan. The Company believes that the Plan will encourage Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and aligning the economic interests of Participants with those of the shareholders. All capitalized terms used in this Article I shall have the meaning ascribed to them in Article II below.

ARTICLE II

DEFINITIONS

The following terms shall have the following meanings for purposes of the Plan:

2.1 “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, including, but not limited to, First States Group, L.P.

2.2 “Award” shall mean the Target Unit awarded to a Participant under the Plan.

2.3 “Award Agreement” shall mean the individual agreement provided by the Committee to each Participant notifying the Participant of participation in the Plan and specifying the Target Unit awarded to the Participant and the other terms and conditions of the Award. By accepting and executing an Award Agreement, each Participant shall be agreeing to be subject to the terms of the Plan and to the discretion of the Committee as set forth in the Plan.

2.4 “Beneficiary” shall mean, on the death of the Participant, his estate, which shall include either the Participant’s probate estate or living trust.

2.5 “Board” shall mean the Board of Trustees of the Company.

2.6 “Cause” shall mean, unless defined otherwise in a Participant’s Employment Agreement, (i) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle or a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Participant on a per se basis due to the offices held by the Participant with the Employer, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board); (ii) willful breach of the Participant’s duty of loyalty which is materially detrimental to the Employer; (iii) willful failure to perform or adhere to explicitly stated duties that are consistent with the Participant’s Employment Agreement, or the Employer’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of the Participant’s Employment Agreement) which, in any such case, continues for thirty (30) days after written notice from the Board to the Participant; or (iv) gross negligence or willful misconduct in the performance of the Participant’s duties. For these purposes, no act, or failure to act, on the Participant’s part will be deemed “gross negligence” or “willful misconduct” unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Employer.

2.7 “CEO” shall mean the Chief Executive Officer of the Company.

2.8 “Change in Control” shall mean, unless defined otherwise in a Participant’s Employment Agreement, the occurrence of any of the following events: (i) any person, entity or affiliated group, excluding the Company, an Affiliate or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding voting shares of the Company; (ii) the consummation of any merger or consolidation of the Company into another company, such that the ownership interest of the holders of the voting shares of the Company immediately prior to such merger or consolidation is less than 50% of the voting power of the securities of the surviving company or the parent of such surviving company; (iii) the complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets, such that after the transaction, the ownership interest of the holders of the voting shares of the Company immediately prior to the transaction is less than 50% of the voting securities of the acquirer, or the parent of the acquirer; or (iv) a majority of the Board votes in favor of a decision that a Change in Control has occurred.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10 “Committee” shall mean the Compensation and Human Resources Committee of the Board or such other committee appointed by the Board for purposes of administering the Plan.

2.11 “Common Share” shall mean a common share of beneficial ownership, par value $0.001 per share, of the Company.

2.12 “Company” shall mean American Financial Realty Trust, a Maryland real estate investment trust or any business organization that succeeds to its business and elects to continue this Plan.

2.13 “Earned Shares” shall mean Restricted Common Shares that have vested in accordance with Section 8.2.2 or 9.3.2 of the Plan, but remain subject to the transfer restrictions described in Section 8.2.3 of the Plan. Each Earned Share shall equal one Common Share on the date the transfer restrictions have lapsed.

2.14 “Effective Date” shall mean January 1, 2006.

2.15 “Employee” shall mean any employee of an Employer, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

2.16 “Employer” shall mean the Company or an Affiliate that employs the Participant.

2.17 “Employment Agreement” shall mean the employment agreement entered into between the Employee and the Employer governing the terms of the Employee’s employment with the Employer.

2.18 “Equity Incentive Plan” shall mean the American Financial Realty Trust 2002 Equity Incentive Plan, as may be amended from time to time, or such other plan maintained by the Company pursuant to which Common Shares granted under the Plan may be issued to Participants.

2.19 “Fair Market Value” shall mean as of a given date (i) the closing price of a Common Share on the principal exchange on which Common Shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if Common Shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, either the (a) closing sale price, or (b) the mean between the closing representative bid and asked prices for the Common Shares on the trading day previous to such date as reported by NASDAQ or such successor quotation systems, as may be appropriate; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a Common Share as established by the Committee acting in good faith. The Fair Market Value as determined by the Committee in good faith and in the absence of fraud shall be binding and conclusive upon all parties hereto, and the Participant agrees to accept and shall not challenge any determination of Fair Market Value made by the Committee.

2.20 “FFO” shall mean the Company’s Funds From Operation, which shall be determined in accordance with the NAREIT definition of Funds From Operation in effect as of April 27, 2005 and as set forth on the attached Schedule 1.

2.21 “FFO Baseline” shall mean the FFO baseline pursuant to which the determination will be made whether there has been an increase in the FFO during the Performance Period, which shall be determined pursuant to Section 6.1 of the Plan.

2.22 “FFO Increase” shall mean the change in FFO per share on any Measurement Date as compared to the FFO Baseline.

2.23 “FFO Targets” shall mean the First FFO Threshold, the Second FFO Threshold, and the Target FFO.

2.24 “Final FFO” shall mean the FFO Increase as of the Final Measurement Date.

2.25 “Final Measurement Date” shall mean the Measurement Date for the final Plan Year of the Performance Period.

2.26 “First FFO Threshold” shall mean that the percentage increase in the FFO during the Performance Period has equaled or exceeded the amount described in Section 6.3 of the Plan.

2.27 “Interim Measurement Date” shall mean any Measurement Date that occurs prior to the last Plan Year for the Performance Period.

2.28 “Measurement Date” shall mean December 31 of each Plan Year or such other date determined by the Committee in its sole discretion.

2.29 “NAREIT” shall mean the National Association of Real Investment Trusts.

2.30 “Participant” shall mean any Employee who has been designated by the Committee as eligible to receive an Award under this Plan.

2.31 “Performance Period” shall mean the period between the Effective Date and December 31, 2012; provided, however, that with respect to any individual who becomes a Participant in the Plan after the Effective Date, the “Performance Period” shall be the period determined by the Committee in its sole discretion.

2.32 “Permanent Disability” shall mean the inability of a Participant, due to a physical or mental impairment, to perform the material services of his or her position with the Employer for a period of six (6) months, whether or not consecutive, during any 365-day period. A determination of Permanent Disability shall be made in good faith by the Committee. Notwithstanding the foregoing, if a Participant is determined to have incurred a Permanent Disability pursuant to the terms of his or her Employment Agreement, he or she shall be Permanently Disabled for purposes of this Plan.

2.33 “Plan” shall mean the American Financial Realty Trust 2006 Long-Term Incentive Plan, as embodied herein and as amended from time to time.

2.34 “Plan Year” shall mean the calendar year.

2.35 “Redemption Date” shall mean the date that all or any portion of the Target Units are redeemed under the Plan.

2.36 “Redemption Event” shall mean a determination by the Committee that the Company has met an FFO Target during the Performance Period.

2.37 “Restricted Common Shares” shall mean Common Shares issued pursuant to Section 8.2.1 of the Plan that are subject to the vesting schedule described in Section 8.2.2 of the Plan. Each Restricted Common Share shall equal either one Earned Share or one Common Share on the vesting date, as provided in Section 8.2.2 of the Plan.

2.38 “Second FFO Threshold” shall mean that the percentage increase in the FFO during the Performance Period has equaled or exceeded the amount described in Section 6.4 of the Plan.

2.39 “Target FFO” shall mean the percentage increase in the FFO during the Performance Period has equaled or exceeded the amount described in Section 6.5 of the Plan.

2.40 “Target Units” shall mean the aggregate number of Units awarded to a Participant under the Plan, as described in Section 5.2 of the Plan.

2.41 “Units” shall mean phantom rights that will be converted to Common Shares or Restricted Common Shares on a Redemption Date if the FFO Targets specified under the Plan are met. Each Unit shall represent one Common Share or Restricted Common Share.

2.42 “Weighted Average Shares Outstanding” shall mean, for any Measurement Date, the weighted average number of Company shares outstanding, as publicly reported by the Company as of such date. Such Weighted Average Shares Outstanding calculation is exclusive of the dilutive effect, if any, of the conversion features included within the Company’s outstanding $450 million Senior Convertible Notes issued in 2004.

ARTICLE III

PARTICIPATION

3.1 Initial Participants. The Committee shall determine which Employees shall be Participants in the Plan as of the Effective Date and shall provide each individual with an Award Agreement evidencing their participation in the Plan.

3.2 New Participants. At any time after the Effective Date, the Committee may provide that other Employees shall be eligible to participate in the Plan on the terms and conditions that the Committee determines appropriate for such Employee. Any such Employee shall be provided with an individual Award Agreement evidencing their participation in the Plan. Any Employee designated as a Participant in the Plan shall not become a Participant in the Plan until the first day of the Plan Year that first occurs on or after such individual’s designation as a Participant in the Plan.

ARTICLE IV

COMMON SHARES SUBJECT TO THE PLAN

4.1 Common Shares Subject to the Plan. Subject to adjustment as described in Section 4.2 below, the aggregate number of Common Shares that may be issued under the Plan is 4,800,000 Common Shares. All Common Shares issued under the Plan shall be issued from the Equity Incentive Plan. If any Units are forfeited prior to being redeemed as Restricted Common Shares under the Plan, the Common Shares corresponding to such Units shall not again be available for issuance under the Plan; provided, however, that if the reason for the forfeiture of the Units is because the Participant’s employment with the Employer is (i) terminated by the Employer with Cause, voluntarily terminated by the Participant, or terminated as a result on nonrenewal of the Participant’s Employment Agreement, then any Common Shares corresponding to Units that are forfeited by the Participant as a result of such termination of employment with the Employer shall again be available for issuance under the Plan, or (ii) terminated without Cause, then any Common Shares corresponding to Units for which no redemption can occur in accordance with Section 9.3.1 shall again be available for issuance under the Plan. In addition, if any Restricted Common Shares are forfeited by a Participant prior to becoming Earned Shares or Common Shares, the Common Shares represented by such Restricted Common Shares shall again be available for issuance under the Plan.

4.2 Changes in Common Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events. If an event described in Section 12.3 of the Equity Incentive Plan (or other similar provision of such plan or a successor plan) occurs, then the Committee may, in such manner as it may deem equitable, adjust (i) the maximum number of Common Shares that may be issued under the Plan, (ii) the FFO Baseline, (iii) the number of Units covered by the Target Unit held by a Participant, and (iv) the number of Restricted Common Shares and Earned Shares held by, or credited to, as applicable, a Participant, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

ARTICLE V

TARGET UNITS

5.1 Awards. Awards under the Plan shall consist of Target Units. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement. Any Common Shares issued under the Plan shall also be subject to the terms and conditions of the Equity Incentive Plan. The Committee shall approve the form and provisions of the Award Agreement. A Target Unit awarded to one Participant does not mean that the Participant will receive a Target Unit at any other time or that the Participant will receive the same Target Unit in any future Award. A Target Unit awarded to one Employee does not mean that any other Employee will receive an Award of a Target Unit or have the same number of Units subject to such Target Unit.

5.2 Target Units. Each Participant shall be awarded a specified number of Units, which shall be determined by the Committee, in its sole discretion, and set forth in the Participant’s Award Agreement. The total number of Units awarded to the Participant shall be such Participant’s Target Unit. The Target Unit shall represent the maximum number of Common Shares that the Participant will receive if the FFO Target is met at the end of the Performance Period. Except for adjustments described above in Section 4.2, a Participant’s Target Unit may not be decreased during a Performance Period; however, at any time during the Performance Period, the Committee may determine to increase the number of Units subject to the Participant’s Target Unit.

ARTICLE VI

FFO

6.1 FFO Baseline. The FFO Baseline shall be the baseline FFO that will be measured during the Performance Period to determine whether there has been a sufficient increase in the FFO during the Performance Period in order to satisfy the FFO Targets. The FFO Baseline shall be calculated on a per Common Share basis, derived from the Weighted Average Shares Outstanding. The Committee shall determine the FFO Baseline prior to the Effective Date of the Plan for all Participants in the Plan as of the Effective Date. For any individual who becomes a Participant in the Plan after the Effective Date, the Committee shall determine the FFO Baseline for such Participant effective prior to the Plan Year in which such individual has become a Participant in the Plan.

6.2 FFO Increase. The Committee shall determine the FFO Increase for each Measurement Date in its sole discretion, as soon as administratively practicable following the Measurement Date. Once the Committee has determined the FFO Increase for the Measurement Date, its decision shall be final, conclusive and binding on all Participants.

6.3 First FFO Threshold. Unless the Committee determines otherwise with respect to any Participant in the Plan prior to the Plan Year in which such Participant first is designated as a Participant in the Plan, the First FFO Threshold shall be equal to an increase of FFO of 45%.

6.4 Second FFO Threshold. Unless the Committee determines otherwise with respect to any Participant in the Plan prior to the Plan Year in which such Participant first is designated as a Participant in the Plan, the Second FFO Threshold shall be equal to an increase of FFO of 70%.

6.5 Target FFO. Unless the Committee determines otherwise with respect to any Participant in the Plan prior to the Plan Year in which such Participant first is designated as a Participant in the Plan, the Target FFO shall be equal to an increase of FFO of 100%.

ARTICLE VII

FFO TARGETS

7.1 FFO Increase as of the End of the Performance Period. As soon as administratively practicable after the end of the Performance Period, the Committee shall determine the FFO Increase for the Final Measurement Date; provided, however, that if the Target FFO was met on any Interim Measurement Date as provided in Section 7.2 below this Section 7.1 shall not apply. The FFO Increase will determine whether all or any portion of the Participant’s Target Unit will be redeemed. Specifically, if the FFO Increase meets or exceeds any of the FFO Targets described in this Section 7.1, the respective portion of the Participant’s Target Unit will be redeemed as follows:

7.1.1 Target FFO. If the Final FFO is equal to or greater than the Target FFO, a Redemption Event will occur and 100% of the Units subject to the Participant’s Target Unit will be redeemed in accordance with Section 8.1.

7.1.2 Second FFO Threshold. If the Final FFO is less than the Target FFO, but equal to or greater than the Second FFO Threshold, a Redemption Event will occur and 55% (or such other percentage as determined by the Committee prior to the Plan Year in which the Employee first becomes a Participant in the Plan) of the Units subject to the Participant’s Target Unit will be redeemed, plus an additional 1.5% will be redeemed for each 1% that the Final FFO exceeds the Second FFO Threshold, in accordance with Section 8.1.

7.1.3 First FFO Threshold. If the Final FFO is less than the Second FFO Threshold, but equal to or greater than the First FFO Threshold, a Redemption Event will occur and 30% (or such other percentage as determined by the Committee prior to the Plan Year in which the Employee first becomes a Participant in the Plan) of the Units subject to the Participant’s Target Unit will be redeemed, plus an additional 1% will be redeemed for each 1% that the Final FFO exceeds the First FFO Threshold, in accordance with Section 8.1.

7.1.4 No FFO Target Is Met. If the Final FFO is less than the First FFO Threshold, no Redemption Event will occur, no portion of the Participant’s Target Unit will be redeemed, and the Participant’s Target Unit will be forfeited in its entirety.

The redemption of Units under this Section 7.1 is cumulative so that if on any Interim Measurement Date a Redemption Event occurs with respect to all or any portion of the Participant’s Target Unit, no additional Units will be redeemed unless the FFO Increase exceeds the greatest FFO Increase from any prior Interim Measurement Date. No fractional Units will be redeemed under this Section 7.1 and in the event of a fractional Unit, the Units that will be redeemed will be rounded down to the nearest whole Unit.

7.2 FFO Increase as of Any Interim Measurement Date. As soon as administratively practicable after the end of any Interim Measurement Date, the Committee shall determine the FFO Increase for the Interim Measurement Date; provided, however, that if the Target FFO was met on any prior Interim Measurement Date no further determinations are necessary under this Section 7.2. The FFO Increase will determine whether all or any portion of the Participant’s Target Unit will be redeemed after such Interim Measurement Date.

Specifically, if the FFO Increase meets or exceeds any of the FFO Targets described in this Section 7.2 for any Interim Measurement Date, the respective portion of the Participant’s Target Unit will be redeemed as follows:

7.2.1 No FFO Target Is Met. If the FFO Increase is less than the First FFO Threshold, no portion of the Participant’s Target Unit will be redeemed as a result of the Interim Measurement Date.

7.2.2 First FFO Threshold. If the FFO Increase for the Interim Measurement Date equals or exceeds the First FFO Threshold, but is less than the Second FFO Threshold, a Redemption Event will occur and 30% (or such other percentage as determined by the Committee prior to the Plan Year in which the Employee first becomes a Participant in the Plan) of the Units subject to the Participant’s Target Unit will be redeemed, plus an additional 1% will be redeemed for each 1% that the FFO Increase for such Interim Measurement Date exceeds the First FFO Threshold, in accordance with Section 8.2. For any subsequent Interim Measurement Date, an additional 1% of the Participant’s Target Unit will be redeemed in accordance with Section 8.2 for each 1% that the FFO Increase for such Interim Measurement Date exceeds the highest FFO Increase for any prior Interim Measurement Date. Redemptions in accordance with the immediately preceding sentence shall continue until the FFO Increase for any Interim Measurement Date equals or exceeds the Second FFO Threshold. In such an event, no further redemptions shall be made pursuant to this Section 7.2.2.

7.2.3 Second FFO Threshold. If the FFO Increase for the Interim Measurement Date equals or exceeds the Second FFO Threshold, but is less than the Target FFO, a Redemption Event will occur and 55% (or such other percentage as determined by the Committee prior to the Plan Year in which the Employee first becomes a Participant in the Plan) of the Units subject to the Participant’s Target Unit will be redeemed, plus an additional 1.5% will be redeemed for each 1% that the FFO Increase for such Interim Measurement Date exceeds the Second FFO Threshold, in accordance with Section 8.2. For any subsequent Interim Measurement Date, an additional 1.5% of the Participant’s Target Unit will be redeemed in accordance with Section 8.2 for each 1% that the FFO Increase for such Interim Measurement Date exceeds the highest FFO Increase for any prior Interim Measurement Date. Redemptions in accordance with the immediately preceding sentence shall continue until the FFO Increase for any Interim Measurement Date equals or exceeds the Target FFO. In such an event, no further redemptions shall be made pursuant to this Section 7.2.3. Redemption pursuant to this Section 7.2.3 is cumulative so that if the requirements of Section 7.2.2 are met on a previous Interim Measurement Date the portion of the Participant’s Target Unit that will be redeemed as a result of this Section 7.2.3 shall be aggregated with any prior redemptions of the Participant’s Target Unit.

7.2.4 Target FFO. If the FFO Increase for the Interim Measurement Date equals or exceeds the Target FFO, a Redemption Event will occur and 100% (or such other percentage as determined by the Committee prior to the Plan Year in which the Employee first becomes a Participant in the Plan) of the Units subject to the Participant’s Target Unit will be redeemed in accordance with Section 8.2. Redemption pursuant to this Section 7.2.4 is cumulative so that if the requirements of Section 7.2.2 or 7.2.3 are met on a previous Interim Measurement Date the portion of the Participant’s Target Unit that will be redeemed as a result of this Section 7.2.4 shall be aggregated with any prior redemptions of the Participant’s Target Unit. Once the Target FFO is met for the Participant, no additional redemptions will occur as a result of this Section 7.2.4.

No fractional Units will be redeemed under this Section 7.2 and in the event of a fractional Unit, the Units that will be redeemed will be rounded down to the nearest whole Unit.

7.3 Decreases in FFO. If on any Measurement Date the FFO Increase is less than the FFO Increase for a prior Measurement Date, no adjustment will be made to the Units redeemed as a result of the prior Measurement Date.

ARTICLE VIII

REDEMPTION OF TARGET UNITS; VESTING

8.1 Redemption of Target Units at the End of the Performance Period. If a Redemption Event occurs under Section 7.1, the percentage of the Participant’s Target Unit that will be redeemed will be based on the FFO Target that was met. Each Unit will be redeemed for one Common Share to the extent that Common Shares are available for issuance under the Equity Incentive Plan at the time of the redemption. The Common Shares will be fully vested on the Redemption Date and no restrictions on transferability of such Common Shares, other than those imposed by the Company on its Common Shares in general and under the Equity Incentive Plan.

8.2 Redemption of Target Units on any Interim Measurement Date. Except as otherwise provided in Article IX, if a Redemption Event occurs under Section 7.2, the Participant’s Target Unit will be redeemed as described in this Section 8.2, and shall be subject to the terms and conditions described in this Section 8.2.

8.2.1 Redemption Amount. The percentage of the Participant’s Target Unit that will be redeemed will be based on the FFO Target that was met. Each Unit will be redeemed for one Restricted Common Share.

8.2.2 Vesting Schedule. If an FFO Target is met pursuant to Section 7.2, the Participant shall be vested in 50% of his Restricted Common Shares as of the Redemption Date, and 25% of such Restricted Common Shares shall become vested on each of the next two anniversaries of the first day of the Plan Year in which the Redemption Date occurs if the Participant is employed by the Employer on each such date; provided, however, that if an FFO Target is met in the first Plan Year, 50% of the Restricted Common Shares received will become vested on the second anniversary of the Effective Date if the Participant is employed by the Employer on such date and 25% of such Restricted Common Shares shall become vested on each of the next two anniversaries of the Effective Date if the Participant is employed by the Employer on each such date. Notwithstanding the preceding sentence, all Restricted Common Shares shall be fully vested as of the last day of the Performance Period if the Participant is employed by the Employer on such date. With respect to Restricted Common Shares that vest in accordance with this Section 8.2.2, on the applicable vesting date, 60% of such Restricted Common Shares shall be converted to Earned Shares and shall be subject to the transferability restrictions described in Section 8.2.3, and 40% of the Restricted Common Shares shall become Common Shares and shall not be subject to the transfer restrictions set forth in Section 8.2.3, except that such Common Shares shall be subject to such restrictions that the Company imposes on its Common Shares in general and under the Equity Incentive Plan.

8.2.3 Transfer Restrictions. Unless the Committee determines otherwise, no Earned Shares received under this Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant prior to the end of the Performance Period and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Any Earned Shares held by the Participant at the end of the Performance Period shall be converted to Common Shares and no restrictions on transferability of such Common Shares will be in effect, other than those imposed by the Company on its Common Shares in general and under the Equity Incentive Plan.

8.3 Dividends. Dividends that are paid by the Company on its Common Shares shall be paid on any Restricted Common Shares and Earned Shares held by a Participant. No dividends or dividend equivalents shall be payable on any Participant’s Units or Target Unit.

ARTICLE IX

TERMINATION OF EMPLOYMENT

9.1 Termination for Cause, Voluntary Resignation, or Nonrenewal of Employment Agreement. Unless the Committee determines otherwise or as otherwise provided in the Participant’s Employment Agreement, if a Participant’s employment with an Employer is terminated by the Employer on account of Cause, voluntarily by the Participant for any reason, or the Participant’s Employment Agreement terminates without renewal and the Participant’s employment with the Employer terminates as a result of such nonrenewal, then:

9.1.1 Target Units. The portion of the Participant’s Target Unit that has not been redeemed will be forfeited. If the termination occurs prior to the applicable Redemption Date, no Units shall be redeemed for the Participant.

9.1.2 Restricted Common Shares. Any portion of the Participant’s Restricted Common Shares that have not vested will be forfeited back to the Company.

9.1.3 Earned Shares. The restrictions on transferability for any Earned Shares held by the Participant at the time of his termination of employment will continue for the period set forth in Section 8.2.3.

9.2 Termination for Death or Permanent Disability. Unless the Committee determines otherwise or as otherwise provided in the Participant’s Employment Agreement, if a Participant’s employment with an Employer is terminated on account of death or by the Employer on account of Permanent Disability, then:

9.2.1 Target Units. The Participant shall continue as an active Participant in the Plan and the Participant’s Target Units shall be redeemed in accordance with the terms of the Plan as if the Participant continued in employment with the Employer for the remainder of the Performance Period, except that any Restricted Common Shares received as a result of a Redemption Event shall be fully vested on the Redemption Date. No transfer restrictions shall apply to any Restricted Common Shares received pursuant to this Section 9.2.1.

9.2.2 Restricted Common Shares. Any unvested Restricted Common Shares held by the Participant shall become fully vested as of the Participant’s termination date. No transfer restrictions shall apply to any Restricted Common Shares vested pursuant to this Section 9.2.2.

9.2.3 Earned Shares. The restrictions on transferability for any Earned Shares held by the Participant at the time of his termination of employment will cease to apply.

9.3 Termination Without Cause. Unless the Committee determines otherwise or as otherwise provided in the Participant’s Employment Agreement, if a Participant’s employment with an Employer is terminated on account of termination by the Employer without Cause (which for this purpose does not include a termination on account of death or Permanent Disability), then, as long as the Participant was in the Plan for at least 12 months prior to the Participant’s termination date:

9.3.1 Target Units. The Participant shall continue as an active Participant in the Plan, but the Participant’s Target Units shall not be redeemed until the Final Measurement Date and shall be redeemed only as provided in this Section 9.3.1. On the Final Measurement Date the Committee shall determine the Final FFO and the portion of the Participant’s Target Units that will be redeemed, which shall be determined in accordance with Section 7.1; provided, however, that for purposes of this Section 9.3.1, (i) the determination shall be made as if there has been no FFO Increase for any prior Interim Measurement Date, and (ii) the portion of the Participant’s Target Units that shall be redeemed on the Final Measurement Date shall be determined by subtracting (A) the number of Units the Participant had redeemed prior to his termination of employment, from (B) a pro rated number of Units, which shall be determined by multiplying the total number of Units subject to the Participant’s Target Units that are redeemable as of the Final Measurement Date based on the Final FFO, by a fraction, the numerator of which is the total number of months that the Participant was employed by the Employer during the Performance Period (which for this purpose includes the month in which the Participant’s employment was terminated) and the denominator of which is the number of months in the Performance Period. If the number of Units in (A) of the immediately preceding sentence is greater than the number of Units in (B), no additional Units will be redeemed for the Participant. Redemption of Units in accordance with this Section 9.3.1 shall be redeemed in accordance with Section 8.1 of the Plan.

9.3.2 Restricted Common Shares. Any unvested Restricted Common Shares held by the Participant shall become fully vested as of the Participant’s termination date, with 60% becoming Earned Shares and 40% becoming Common Shares on the vesting date. The transfer restrictions set forth in Section 8.2.3 shall apply to any Earned Shares received pursuant to this Section 9.3.2 for the period set forth in Section 8.2.3.

9.3.3 Earned Shares. The restrictions on transferability for any Earned Shares held by the Participant at the time of his termination of employment will continue to apply for the period set forth in Section 8.2.3.

Notwithstanding anything in this Section 9.3 to the contrary, if the Participant’s employment with the Employer is terminated by the Employer without Cause prior to the first anniversary of the Participant’s active participation in the Plan, this Section 9.3 shall not apply to the Participant’s Target Units and the Participant’s termination of employment shall be treated as a termination covered by Section 9.1.

9.4 Change in Control. If a Change in Control occurs during a Performance Period while the Participant is an Employee of an Employer or if a former Employee has outstanding Units under the Plan at the time of the Change in Control as a result of a termination of employment covered by Section 9.2 or 9.3 of the Plan, then:

9.4.1 Target Units. Any portion of the Participant’s Target Unit that has not been redeemed as of the Change in Control shall be redeemed as Common Shares, with each Unit representing one Common Share; provided, however, that any Participant who had a termination of employment covered by Section 9.2 or 9.3 shall receive a redemption of his Target Unit in accordance with Section 9.2 or 9.3, as applicable, determined as if the Target FFO was met as of the date of the Change in Control and the Performance Period ended on the date of the Change in Control. Notwithstanding the immediately preceding sentence, if the Target Units are deemed as deferred compensation subject to the requirements of section 409A of the Code, a redemption on a Change in Control will only occur if such Change in Control event meets the requirements of section 409A(2)(A)(v) of the Code and the corresponding regulations, and, if the Change in Control is not a covered event, a Change in Control will not be deemed to have occurred for purposes of this Section 9.4.1.

9.4.2 Restricted Common Shares. Any unvested Restricted Common Shares held by the Participant shall become fully vested as of the Change in Control. No transfer restrictions shall apply to any Restricted Common Shares vested pursuant to this Section 9.4.2.

9.4.3 Earned Shares. The restrictions on transferability for any Earned Shares held by the Participant at the time of the Change in Control will cease to apply.

The redemption, vesting and lapse of restrictions will occur immediately prior to the Change in Control.

Notwithstanding anything in this Plan to the contrary, if a Change in Control occurs prior to the Effective Date, any Employee who has been allocated Target Units by the Committee shall have such Target Units be deemed as granted as of the date of the Change in Control and the consequences described in Section 9.4.1 shall apply to such Target Units.

ARTICLE X

ADMINISTRATION

10.1 Committee. This Plan shall be administered by the Committee. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. The Committee may also delegate ministerial duties to Employees of an Employer or other persons it deems appropriate and capable of fulfilling such ministerial duties.

10.2 Committee Authority. The Committee shall have the sole authority to (i) determine which Employees shall be Participants, (ii) determine the Performance Period for a Participant, (iii) determine the total number of Units that are subject to the Participant’s Target Unit, (iv) determine the FFO Increase for a Measurement Date, (v) determine the FFO Targets, (vi) determine the FFO Baseline, (vii) amend any previously granted Award or Award Agreement, subject to the limitations under Section 11.1, (viii) determine the Redemption Date, and (ix) deal with any matters arising under the Plan. Notwithstanding the preceding sentence, the Committee may consider the recommendations of the CEO as such recommendations relate to determining which Employees, other than himself or his family members, shall receive Awards under the Plan, the total number of Units subject to the Participant’s Target Unit, determine the FFO Targets for such Participant, determine the FFO Baseline for such Participant, and the consequences of such Participant’s termination of employment on his outstanding Target Units, Restricted Common Shares, and Earned Shares.

10.3 Committee Determinations. The Committee shall have all powers necessary to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations, constructions and determinations shall be final, binding and conclusive on all parties, including but not limited to the Employers and any Employee or Participant. As a condition of participating in the Plan and receiving an Award, a Participant must acknowledge, in writing or by acceptance of an Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her Beneficiaries and any other person having or claiming an interest under such Award. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

10.4 Compensation of Committee. The Committee shall serve without compensation for its services hereunder. The Committee is authorized at the expense of the Company to employ such legal counsel, as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

10.5 Indemnification of Committee. To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the members of the Committee, the CEO, and any delegate who is an Employee of an Employer, against any and all expenses, liabilities and claims, including legal fees, to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of gross negligence or willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

ARTICLE XI

MISCELLANEOUS

11.1 Amendment; Termination. This Plan, any Award and any Award Agreement may be amended or modified only with the consent of the Company acting through the Committee; provided, that any amendment or modification which adversely affects a Participant must be consented to by such Participant to be effective against him, unless such amendment or modification to the Plan occurs prior to the Effective Date and, in such a case, no consent of the Participant is required for such amendment or modification. Notwithstanding anything in the Plan to the contrary, while the Plan is not intended to be a deferred compensation plan subject to the requirements of section 409A of the Code, if it is subsequently determined that the Plan is subject to the requirements of section 409A of the Code, the Committee may, without the consent of Participants in the Plan, amend the Plan and outstanding Award Agreements to comply with the requirements of section 409A of the Code and any corresponding guidance and regulations issued under section 409A of the Code. This Plan shall terminate, automatically and without further action of the Company, upon the full satisfaction of all of the Company’s obligations hereunder.

11.2 Non-Alienation. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant’s Award hereunder shall be liable for the debts, contracts, or engagements of such Participant, nor shall a Participant’s Award be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding (including, but not limited to, an action for a divorce or legal separation), nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such redemption (or any part thereof) to or for the benefit of such Participant in such manner as the Committee shall direct.

11.3 Funding. The Plan is intended to be a bonus plan and is not intended to be a plan covered by the Employee Retirement Income Security Act of 1974, as amended. The Company shall not be required to set aside any funds for payment of amounts hereunder. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to distribute Common Shares in the future, and the rights of Participants and their Beneficiaries shall be no greater than those of unsecured general creditors.

11.4 Governing Law. The Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania, excluding conflict of law provisions.

11.5 Withholding. The redemption and/or vesting of Awards under the Plan shall constitute taxable compensation to the Participant and shall be subject to federal (including FICA), state and local income tax reporting and withholding. In addition, each Participant shall be responsible for the payment of all individual tax liabilities relating to such redemption and/or vesting. The Employer may require that the Participant or the Beneficiary to pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to the redemption and/or vesting of Awards, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such redemption and/or vesting. If permitted by the Committee, a Participant may elect to satisfy the Employer’s withholding obligation with respect to the redemption and/or vesting of an Award under the Plan by having Common Shares withheld up to an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee, may be subject to prior approval of the Committee, and no Earned Shares may be withheld for this purpose.

11.6 At-Will Employment Status. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or the Employer and the Participant. Such employment continues to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless otherwise expressly provided for in the Participant’s Employment Agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or the Employer, or to interfere in any way with any right of the Company or the Employer to discipline or discharge the Participant at any time, subject to the terms of the Participant’s Employment Agreement.

11.7 Headings. The headings of Articles are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Plan.

11.8 Enforceability. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, and this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

11.9 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participants and their Beneficiaries. No other person shall be a third-party beneficiary or acquire any rights under this Plan.

11.10 Beneficiary. Any payments payable to a Participant following the Participant’s death shall be payable to the Participant’s Beneficiary.

11.11 Incorporation of Equity Incentive Plan. The provisions of the Equity Incentive Plan are hereby incorporated by reference as set forth herein with respect to Common Shares awarded under the Plan.

11.12 Stock Certificates; Restrictive Legends.

11.12.1 Stock Certificate. On the Redemption Date or as soon as practicable thereafter, the Company shall issue a stock certificate to each Participant receiving Restricted Common Shares, Earned Shares and Common Shares hereunder. Each such certificate shall be registered in the name of the appropriate Participant. The certificates issued hereunder shall bear a legend referring to the terms, conditions and restrictions applicable to such Restricted Common Shares, Earned Shares and Common Shares hereunder, and with respect to Restricted Common Shares and Earned Shares shall have a legend substantially in the following form (in addition to any other legend the Committee may determine to be necessary or appropriate):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON SHARES REPRESENTED HEREBY ARE RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE AMERICAN FINANCIAL REALTY TRUST 2006 LONG-TERM INCENTIVE PLAN. COPIES OF SUCH PLAN ARE ON FILE IN THE OFFICES OF AMERICAN FINANCIAL REALTY TRUST.

11.12.2 Custody of Restricted Common Shares and Earned Shares. The Committee may require that Common Share certificates evidencing the Restricted Common Shares and Earned Shares be held in custody by the Company until the restrictions (including those relating to vesting and transferability) set forth in this Plan shall have lapsed, and that, as a condition to the issuance of the Restricted Common Shares and Earned Shares to any Participant such Participant shall have delivered a stock power, endorsed in blank, relating to such Restricted Common Shares and Earned Shares. If and when such restrictions lapse, the stock certificates shall be delivered by the Company to the appropriate Participant or his designee.

11.12.3 Conditions of Issuance of Restricted Common Shares and Earned Shares. Any Restricted Common Shares and Earned Shares distributed by the Company shall be subject to this Section 11.12, including the requirement of an appropriate legend, the requirement that the certificates representing such Restricted Common Shares and Earned Shares be held in custody by the Company and the condition to distribution that the Participant have delivered a stock power with respect to such Restricted Common Shares and Earned Shares.

11.12.4 Successor Corporation. If the Company shall be consolidated or merged with another corporation, each Participant shall be required, to the extent that the Restricted Common Shares and Earned Shares remain unvested and/or subject to restrictions or transferability, to deposit with the successor corporation each certificate that such Participant is entitled to receive by reason of the ownership of the Restricted Common Shares and Earned Shares, and the other provisions of this Section 11.12 shall apply to such certificates.

11.13 Gender. The masculine gender shall include the feminine and the singular the plural, unless the context clearly requires otherwise.

11.14 Notices. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing or hand delivered, or sent by registered or certified mail to the Committee. Any notice to the Participant shall be sent to the last known address of the Participant on the Employer’s records or hand delivered to the Participant. Any such notices shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

11.15 Uniformity. Nothing herein shall be construed as requiring that amounts distributable under the Plan be the same with respect to each Participant.

SCHEDULE 1

DEFINITION OF FFO

For purposes of this Plan, FFO shall mean net income (loss) before minority interest in an operating partnership (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, less any impairment of asset values at cost (unrealized loss) plus real estate related depreciation and amortization (excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.